UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 5, 2008

Hooper Holmes, Inc.
(Exact name of registrant as specified in charter)

New York	1-9972	22-1659359
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Mt. Airy Road, Basking Ridge, New Jersey 07920
(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code   (908) 766-5000

Not Applicable
(Former names or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.                       Termination of a Material Definitive Agreement.

On February 5, 2008, James D. Calver, the Company’s President and Chief Executive Officer, resigned from his positions as the President and Chief Executive Officer of Hooper Holmes, Inc. (the “Company”), and as a member of the Company’s Board of Directors, effective as of that date.  A copy of Mr. Calver’s resignation is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference in this Current Report.

In connection with Mr. Calver’s resignation, the Board has offered him accelerated payments of the consideration provided for in his employment agreement with the Company.  Mr. Calver’s employment agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on January 13, 2006.  The terms of the employment agreement are summarized in that Form 8-K fling, which is incorporated by reference in this Current Report.  The Board’s offer is subject to Mr. Calver providing a general release and certain other consideration to the Company.  No terms have yet been agreed to regarding the nature and content of a proposed separation agreement.  If and when the Company and Mr. Calver enter into such agreement, the Company will timely file a Current Report on Form 8-K with the SEC summarizing the material terms of that agreement.

By virtue of Mr. Calver’s ceasing to serve as an officer of the Company, his rights under the employee retention agreement, dated as of January 11, 2006, between the Company and Mr. Calver, have ceased.  The employee retention agreement was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed on January 13, 2006.  The terms of the employment retention agreement are summarized in that Form 8-K filing, which is incorporated  by reference into this Current Report.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)            Resignation of James D. Calver as President and Chief Executive Officer, and as a Member of the Board of Directors.  As stated in Item 1.02 of this Current Report on Form 8-K, effective on February 5, 2008, James D. Calver resigned from all offices with the Company, including those of President and Chief Executive Officer, and as a member of the Board of Directors. A copy of the Company’s press release announcing his resignation is filed as Exhibit 99.1 to this Current Report.

(c)            Appointment of Roy H. Bubbs as Interim President and Chief Executive Officer.  Concurrent with Mr. Calver’s resignation (see Item 1.02 of this Current Report on Form 8-K), the Board appointed Roy H. Bubbs, currently a member of the Company’s Board of Directors, to serve as the Company’s interim President and Chief Executive Officer.  Mr. Bubbs, age 58, has served as a member of the Board since being elected to the Board by the Company’s shareholders at the 2007 annual shareholders’ meeting.  For the past two years, Mr. Bubbs has been a self-employee consultant, developing strategic business and operational plans for new ventures for insurance companies and private investors.  From 2000 to 2005, Mr. Bubbs was President of AXA Partners (formerly known as MONY Partners), a distributor of life insurance products to brokerage firms and brokerage general agents, based in Hartford, Connecticut.  Mr. Bubbs has over 30 years’ experience in the insurance industry.

Currently, there is no employment contract between the Company and Mr. Bubbs, nor have compensation arrangements been settled upon for his service as the Company’s interim President and Chief Executive Officer.

The Board also elected John H. Remshard to serve as the Chairman-elect of the Board, to succeed Benjamin A. Currier as Chair following the 2008 annual shareholders’ meeting.  Mr. Remshard, age 60, has served as a member of the Board since July 2006.  Mr. Remshard served as the Senior Vice President and Chief Financial Officer of Wellchoice, a New York state health insurer for ten years.  Before that, he served as Vice President and Assistant General Auditor for Cigna Corporation over a period of close to 20 years.

In his new role, Mr. Remshard has been charged with exploring the Company’s various strategic alternatives.

A copy of the Company’s press release announcing the appointment of Mr. Bubbs as the Company’s interim President and Chief Executive Officer, and Mr. Remshard’s election as the Chairman-elect, is filed as Exhibit 99.1 to the Current Report.

Item 9.01.                       Financial Statements and Exhibits.

(d)            Exhibits

Exhibit No.                                            Description

10.1	Letter of Resignation of James D. Calver, dated February 5, 2008

99.1	Press release, dated February 6, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hooper Holmes, Inc.
Date:    February 7, 2008                                                   By:            /s/ William F. Kracklauer
William F. Kracklauer
Senior Vice President, General Counsel and Secretary